Clover Health Reports Second Quarter 2021 Financial Results
Total revenue was $412 million, up 140% year-over-year
Lives under Clover Management nearly doubled from the first quarter to approximately 129,000
Clover Assistant on track to manage over $1 billion of annualized revenue

NASHVILLE, Tenn., August 11, 2021 (GLOBE NEWSWIRE) -- Clover Health (Nasdaq: CLOV) ("Clover" or the "Company"), a next-generation healthcare company focused on improving health outcomes for America's seniors, today reported financial results for the second quarter of 2021. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
"Clover took another step in its journey to improve every life with the launch of Direct Contracting this past quarter. This milestone more than doubled our revenue and nearly doubled lives under Clover Assistant management," said Clover Health CEO Vivek Garipalli. "We have ambitious goals to maintain an aggressive growth trajectory while pursuing our mission to improve every life by making great healthcare available and affordable to all American seniors regardless of health, wealth, or economic status. We’re proud of what we’ve already achieved, and look forward to continued progress in the second half of the year."
Andrew Toy, President and CTO of Clover Health added, "The Clover Assistant continues to be a key differentiator which underpins our unique model. The Clover Assistant has approximately 95,000 lives under management and is on pace to manage over $1 billion of annualized revenue. Most importantly, we believe the Clover Assistant drives better outcomes for our members. Additionally, our Non-GAAP Normalized MA MCR for returning MA members attributed to a provider live on Clover Assistant was 720 bps lower than members attributed to non-CA providers. Our top six markets by membership, in which over 74% of our MA members received a CA visit in 2020, had a Normalized MA MCR (Non-GAAP) of 86.6% in first quarter 2021. We continue to deeply invest in the Clover Assistant platform, and our product and technology teams are constantly working to launch exciting new features such as deeper EHR integrations as well as supporting specialized services like diabetes management."
Management Commentary on Financial Highlights
"Second quarter revenue grew 140% year-over-year due primarily to the launch of Direct Contracting. Clover is on a $1.6 billion annual revenue run rate based on the second quarter results," said Joe Wagner, Clover Health CFO. "We believe our Normalized MA MCR (non-GAAP), which adjusts for COVID-related impacts, demonstrates stability in this measure year-over-year, and we continue to see positive results from returning members and those who see Clover Assistant providers. On a GAAP basis, similar to other MA plans, we saw an elevated MA MCR from increased utilization, much of which we believe was deferred in prior periods due to COVID in our New Jersey/New York markets. In contrast, in the second quarter of 2020, Clover reported a GAAP MCR of 70.1% due to a significant decrease in utilization. Neither our results in this quarter nor in the second quarter of 2020 represent the underlying fundamentals of our business. Over time we expect these extraordinary costs to trend down, consistent with our Normalized (non-GAAP) calculations."

Key Company highlights are as follows:

Dollars in Millions	Q2’21	Q2’20
Total Revenue	$412.5	$172.1
GAAP Medicare Advantage (MA) Medical Care Ratio (MCR)	111.0%	70.1%
Normalized MA MCR (Non-GAAP) (1)(2)	97.0	97.5
Salaries and benefits plus General and administrative expenses	$107.8	$40.7
Adjusted Operating Expenses (Non-GAAP) (1)	64.8	39.2
Net (Loss) Income	(317.6)	5.4
Adjusted EBITDA (Non-GAAP) (1)	(138.7)	24.8
Normalized Adjusted EBITDA (Non-GAAP) (1)(2)	(58.0)	(33.2)
(1) Reconciliations of Normalized MA MCR (Non-GAAP) to GAAP MA MCR, Adjusted Operating Expenses (Non-GAAP) to the sum of Salaries and benefits plus General and administrative expenses, Adjusted EBITDA (Non-GAAP) to Net Income (Loss), and Normalized Adjusted EBITDA (Non-GAAP) to Net Income (Loss), respectively, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
(2) In second quarter 2021, the Company updated its methodology for calculating Normalized MA MCR (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP). Prior period measures have been revised to conform to the current period presentation. Additional information can be found under the caption "Normalized MA MCR (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP)" below and in Appendix A.
Second Quarter 2021 Financial Highlights
•Total revenue was $412.5 million in second quarter 2021, a 139.7% increase compared to $172.1 million in second quarter 2020. This consisted of $195.4 million in Medicare Advantage premiums and $216.4 million in Direct Contracting revenue.
•Total lives under Clover management at quarter end was approximately 129,000, an increase of 126.3% compared to June 30, 2020. Medicare Advantage membership and Direct Contracting lives were 66,566 and 62,025, respectively, as of June 30, 2021.
•Our GAAP Medicare Advantage MCR for the quarter was 111.0%, compared to 70.1% for Q2 2020. Normalized Medicare Advantage MCR (Non-GAAP), which excludes the estimated net effect of COVID-19 and any changes to our estimate of prior period revenue and medical costs, was 97.0% for the quarter, as compared to 97.5% for Q2 2020. The year-over-year increase in GAAP Medicare Advantage MCR was primarily driven by increases in direct expenses for caring for members impacted by COVID-19 and increased utilization from outpatient deferred care. Please see "Normalized MA MCR (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP)" below for more details on our GAAP MA MCR and our Non-GAAP Normalized MA MCR.
•Our final financial results for Direct Contracting will not be finalized until the CMS reconciliation for year one occurs. Direct Contracting GAAP net medical claims incurred were $241.9 million. We believe Direct Contracting net medical claims incurred were impacted similarly to Medicare Advantage by COVID-19; however, due to the newness of the program, we are not providing a "normalized" estimate of net medical claims incurred. We expect the financial performance of Direct Contracting for the remainder of the year to improve.
•Salaries and benefits plus General and administrative expenses for the quarter were $107.8 million compared to $40.7 million for the second quarter of 2020, an increase of $67.1 million. This increase related primarily to an increase in stock-based compensation expense, which is a non-cash expense.
•Premium deficiency reserve expense was $27.9 million for the second quarter, in anticipation of a reserve deemed necessary for the remainder of 2021. This compared to a $11.3 million benefit in second quarter 2020.

•GAAP net (loss) income for the quarter was $(317.6) million compared to net income of $5.4 million for the second quarter of 2020. Our second quarter 2021 results were impacted by a non-cash loss of $134.5 million relating to the change in the fair value of our public and private placement warrants.
•Adjusted EBITDA loss (Non-GAAP) for the quarter was $(138.7) million, and Normalized Adjusted EBITDA loss (Non-GAAP), which reflects the impact of the COVID-19 pandemic was $(58.0) million.
•Cash, cash equivalents and investments totaled $630.3 million as of June 30, 2021.
Clover Assistant Highlights
•Lives under Clover Assistant management grew 229% year-over-year to approximately 95,000.
•Clover Assistant is on track to manage over $1 billion in annualized revenue.
•Normalized MA MCR (Non-GAAP) for returning members attributed to a provider live on Clover Assistant was 720 bps lower than members attributed to a non-CA provider during H1 2021. The incurred MA MCR differential, which the Company has reported historically, was 1,710 basis points, in H1 2021.
•In first quarter 2021, for which almost all claims have been received, the Clover Assistant demonstrated strong performance. We believe the following is illustrative of the impact that greater Clover Assistant penetration can have on our Normalized MA MCR (Non-GAAP), and that over time, as Clover Assistant coverage matures in our newer markets, our overall plan performance will benefit:
◦Overall MA Membership (100% of total MA membership): 62% of members received a Clover Assistant visit in 2020. Normalized MCR in Q1 2021 was 91.7%.
◦In our top six counties by enrollment (59% of total MA membership): 74% of these members received a Clover Assistant visit in 2020. Normalized MCR in Q1 2021 was 86.6%.
◦In the remaining counties (41% of total MA membership): 39% of these members received a Clover Assistant visit in 2020. Normalized MCR in Q1 2021 was 100.4%.
Normalized MA MCR (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP)
In second quarter 2021, we updated our definitions of Normalized MA MCR (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP). Previously, the Company was subtracting from or adding to, as applicable, its "normalized" measures, direct COVID-related costs, including utilization deferred in prior periods, an estimate of the net effect of care deferred or eliminated by the COVID-19 environment, and an estimate of other adjustments in the current period which relate to prior period dates of service. The Company is now also reflecting in these "normalized" measures an estimate of the COVID-19 pandemic’s impact on the Company’s premium revenue, which management believes has been impacted by lower risk adjustment scores in 2021 due to reduced utilization and less thorough and accurate documentation of our members’ clinical utilization in 2020 due to the COVID-19 environment. The Company has also updated the way it estimates care that was deferred from prior periods due to the COVID-19 pandemic and ultimately realized in the current period and now also adjusts its Normalized Adjusted EBITDA (Non-GAAP) calculations for premium deficiency reserve expense and Direct Contracting gross profit or loss. Management believes that these updated definitions better reflect the Company’s underlying fundamentals and provide a more meaningful view of the Company’s results on a hypothetical "COVID-less" basis. The Normalized MA MCR (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP) calculations represent management’s current estimates and assumptions regarding the impacts of the COVID-19 pandemic on the Company’s financial results, including our MCR, and remain subject to significant uncertainties, including the ultimate severity, magnitude and duration of the COVID-19 pandemic, including the development of new COVID-19 variants, and the potential for further deferrals of elective or preventive care due to additional COVID-19 outbreaks and stay-at-home orders and the resulting impact on future medical complications, future medical costs and/or a reduction in risk adjustments and benchmarks against which future CMS bids will be assessed. For additional information, see the definitions of "Normalized Adjusted EBITDA" and "Normalized MA MCR" in Appendix A.

Applying this new methodology for calculating our Normalized MA MCR (Non-GAAP), in the second quarter, our Normalized MA MCR was 97.0%, similar to the full-year 2020 Normalized MA MCR and higher than our Q1 2021 Normalized MA MCR, primarily due to seasonal factors.

Q2 2021 Normalized MA Medical Care Ratio (MCR)

111.0%
(4.94)%
(1.95)%
(3.83)%
(3.28)%
97.0%
Q2 2021 GAAP MA MCR
Direct COVID related Costs
Prior Period Development
Unrealized 2020 Risk Adjustment
Excess Utilization due to COVID
Q2 2021 Normalized MA MCR

This section includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. A reconciliation of Normalized MA MCR (non-GAAP) to MA MCR (GAAP) is provided in the tables immediately following the consolidated financial statements below, and a detailed explanation of Normalized MA MCR (non-GAAP), including a description of the non-GAAP adjustments, is provided in Appendix A.

Q1 2021 Normalized MA MCR

107.6%
(14.17)%
(2.25)%
(3.62)%
4.18%
91.7%
Q1 2021 GAAP MA MCR
Direct COVID related Costs
Prior Period Development
Unrealized 2020 Risk Adjustment
Reduced Utilization due to COVID
Q1 2021 Normalized MA MCR

This section includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. A reconciliation of Normalized MA MCR (non-GAAP) to MA MCR (GAAP) is provided in the tables immediately following the consolidated financial statements below, and a detailed explanation of Normalized MA MCR (non-GAAP), including a description of the non-GAAP adjustments, is provided in Appendix A.

H1 2021 Normalized MA MCR

109.2%
(9.59)%
(2.06)%
(3.72)%
0.54%
94.4%
H1 2021 GAAP MA MCR
Direct COVID related Costs
Prior Period Development
Unrealized 2020 Risk Adjustment
Reduced Utilization due to COVID
H1 2021 Normalized MA MCR

This section includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. A reconciliation of Normalized MA MCR (non-GAAP) to MA MCR (GAAP) is provided in the tables immediately following the consolidated financial statements below, and a detailed explanation of Normalized MA MCR (non-GAAP), including a description of the non-GAAP adjustments, is provided in Appendix A.

Management Long-Term View
Management continues to believe there is a long-term opportunity to improve our Normalized MA MCR (Non-GAAP), driven by potential improvements in internal processes, including Utilization Management process changes, delay in recognizing recoveries, and improved Star ratings. We believe improvements relating to these factors could drive significant improvement in our Normalized MA MCR (Non-GAAP), and this excludes any potential future additional impact from the Clover Assistant, which we believe is in the early innings of its potential. There can be no assurance that we will be able to improve our Star ratings or that the other assumptions we make will be achieved for the reasons discussed in the Risk Factors section of our 2020 Annual Report on Form 10-K, as supplemented by the Risk Factors included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
We have attempted to illustrate this potential improvement in Normalized MA MCR (Non-GAAP) in the table below.

94.4%
(1.17)%
(0.61)%
92.6%
(5.00)%
(5.00)%
82.6%
H1 2021 GAAP MA MCR
UM Process Changes
Delay in Recognizing Recoveries
H1 2021 Normalized MA Run-Rate MCR
Pro Forma for 3.5 Stars
Pro Forma for 4.0 Stars
H1 2021 Pro Forma MA MCR

This Long-Term Pro Forma MA MCR slide represents a hypothetical scenario based on management estimates and assumptions, and reflects maximum beneficial impact on MA MCR from incremental improvements in Star ratings. Among other limitations to the methodology reflected in this chart, if the illustrative MA MCR improvements were to occur, the Company would cede some margin to its MA Members through the form of enhanced plan benefits. This slide contains non-GAAP measures. For additional information, including a reconciliation to the corresponding GAAP financial measures for historical periods, see the tables immediately following the consolidated financial statements below.

Financial Outlook
For full year 2021, Clover Health is providing the following guidance and commentary:
•Total revenues are expected to be in the range of $1.4 billion to $1.5 billion. This reflects MA revenue of $760 million to $790 million and Medicare Direct Contracting revenue of $650 million to $700 million.
•Medicare Advantage membership is expected to be in the range of 68,000 - 70,000 by December 31, 2021, a growth rate of 17% - 21% as compared to year end 2020.

•For the Medicare Direct Contracting program, the Company expects the number of aligned beneficiaries to remain roughly flat for the remainder of 2021. Further, the Company expects a significant increase in total aligned beneficiaries on January 1, 2022 when claims aligned beneficiaries for 2022 become active.
•Normalized MCR (Non-GAAP)(1) for Medicare Advantage is expected to be in the range of 94% - 97%.
•Adjusted Operating Expenses (Non-GAAP)(1), which we define as Salaries and benefits plus General and administrative expenses less stock-based compensation expense, is expected to be between $250 and $270 million.
•Adjusted Operating Expenses (Non-GAAP) as a percentage of revenue(1) is expected to be 16% in the second half of 2021 compared to 21% in the first half of 2021 and 22% in full year 2020.
•Normalized Adjusted EBITDA loss (Non-GAAP)(1) is expected to be in the range of $(250) - $(210) million. This excludes gross profit or loss from Direct Contracting, reflecting the fact that we do not yet have sufficient claims data to prepare a “normalized” result for the Direct Contracting segment.
(1) Reconciliations of projected Adjusted Operating Expenses (Non-GAAP) to projected Salaries and benefits plus General and administrative expenses, and Adjusted Operating Expenses (non-GAAP) to projected Salaries and benefits plus General and administrative expenses, are not provided because stock-based compensation expense, which is excluded from Adjusted Operating Expenses (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Normalized MCR (Non-GAAP) to GAAP MCR, on an MA or Direct Contracting basis, is not provided because COVID-related costs, which are excluded from the applicable Normalized MCR (Non-GAAP) financial measure, cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Normalized Adjusted EBITDA (Non-GAAP) to net loss is not provided because certain items that are excluded from Normalized Adjusted EBITDA (Non-GAAP), including changes in the fair value of the Company’s warrant liability, stock-based compensation expense, and COVID-related costs, cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below and in Appendix A.
Earnings Conference Call Details
Clover Health’s management will host a conference call to discuss its financial results on Wednesday, August 11, at 5:00 PM Eastern Time. A live webcast of the call can be accessed from Clover Health’s Investor Relations website at investors.cloverhealth.com, and an on-demand replay will be available on the same website following the call.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements under "Financial Outlook," including expectations relating to Medicare Advantage membership growth, projected levels of Direct Contracting aligned beneficiaries, revenue growth, MCR, Normalized MA MCR (Non-GAAP) on MA or Direct Contracting basis, Adjusted Operating Expenses (Non-GAAP), Adjusted Operating Expenses (Non-GAAP) as a percentage of revenue, Normalized Adjusted EBITDA (Non-GAAP), and the statements contained in the quotations, including expectations related to Clover Health’s ability to scale its platform, growth strategies and ability to reduce the cost of care. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: Clover Health’s ability to increase the lifetime value of enrollments and manage medical expenses; changes in CMS’s risk adjustment payment system; challenges in expanding our member and beneficiary base or into new markets; Clover Health’s exposure to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions; the impact of litigation or investigations; changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets; the current and future impact of the COVID-19 pandemic on Clover Health’s business and industry; the timing and market acceptance of new releases and upgrades to the Clover Assistant; and the successful development of Direct Contracting and the degree to which our offerings gain market acceptance by physicians. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC") on March 31, 2021, as supplemented by the Risk Factors included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Clover Health assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.
About Non-GAAP Financial Measures
We use non-GAAP measures including Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Operating Expenses as a percentage of revenue, Normalized Adjusted EBITDA, and Normalized MA MCR. These non-GAAP financial measures are provided to enhance the reader’s understanding of Clover Health’s past financial performance and our prospects for the future. Clover Health’s management team uses these non-GAAP financial measures in assessing Clover Health’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, which are attached to our quarterly earnings release and which can be found, along with other financial information including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures and Other Items."
About Clover Health

Clover Health (Nasdaq: CLOV) is a next-generation risk-bearing organization aiming to achieve health equity for all Americans. While our mission is to improve every life, we particularly focus on seniors who have historically lacked access to affordable high quality healthcare.

We aim to provide great care, in a sustainable way, by having a business model built around improving medical outcomes while lowering avoidable costs. We do this while taking a holistic approach to understanding the health needs and social risk factors of those under our care. This strategy is underpinned by the company’s proprietary software platform, the Clover Assistant, which is designed to aggregate patient data from across the health ecosystem to support clinical decision-making by providing physicians with real-time, personalized recommendations at the point of care.

Making care more accessible is at the heart of our business, and we believe patients should have the freedom to choose their doctors. We offer two models of care: affordable Medicare Advantage plans with extensive benefits; and care coordination for Original Medicare beneficiaries through Direct Contracting. For both programs, we provide primary care physicians with the Clover Assistant and also make comprehensive home-based care available via the Clover Home Care program.

With its corporate headquarters in Nashville, Clover’s workforce is distributed around the U.S. and also includes a team of world-class technologists based in Hong Kong. The company manages care for Medicare beneficiaries in eleven states, including Arizona, Georgia, Kansas, Mississippi, New Jersey, New York, Pennsylvania, South Carolina, Tennessee, Texas and Vermont.
Contacts:
Investor Relations:
Derrick Nueman
investors@cloverhealth.com
Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS: SELECTED METRICS
(in thousands)

	June 30, 2021 (Unaudited)	December 31, 2020
Selected Balance Sheet Data:
Cash, cash equivalents and investments	$630,251	$151,103
Total assets	1,215,897	267,252
Unpaid claims	132,552	103,976
Notes and securities payable, net of discount and deferred issuance costs	19,852	106,413
Warrants payable	196,520	97,782
Total liabilities	901,042	432,698
Convertible Preferred Stock	—	447,747
Total stockholders' equity (deficit)	314,855	(613,193)

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Premiums earned, net (Net of ceded premiums of $126 and $128 for the three months ended June 30, 2021 and 2020, respectively; net of ceded premiums of $250 and $257 for the six months ended June 30, 2021 and 2020, respectively)	$195,357	$170,315	$394,733	$334,025
Direct Contracting revenue	216,373	—	216,373	—
Other income	742	1,766	1,691	3,561
Total revenues	412,472	172,081	612,797	337,586

Operating expenses:
Net medical claims incurred	458,521	119,366	672,953	265,694
Salaries and benefits	62,167	19,227	128,191	40,711
General and administrative expenses	45,628	21,468	84,234	49,951
Premium deficiency reserve expense (benefit)	27,900	(11,303)	27,900	(15,585)
Depreciation and amortization	118	153	278	275
Other expense	—	—	191	—
Total operating expenses	594,334	148,911	913,747	341,046
(Loss) income from operations	(181,862)	23,170	(300,950)	(3,460)

Change in fair value of warrants payable	134,512	9,637	49,006	11,874
Interest expense	1,229	8,477	2,404	16,292
Amortization of notes and securities discounts	8	4,815	13,668	10,527
Gain on derivative	—	(5,162)	—	(19,394)
Net (loss) income	$(317,611)	$5,403	$(366,028)	$(22,759)

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA RECONCILIATION
(in thousands) (Unaudited)(1)

	Three Months Ended June 30,
	2021	2020
Net (loss) income	$(317,611)	$5,403
Adjustments
Interest expense	1,229	8,477
Amortization of notes and securities discount	8	4,815
Depreciation and amortization	118	153
Change in fair value of warrants payable	134,512	9,637
Gain on derivative	—	(5,162)
Stock-based compensation expense	43,026	1,471
Adjusted EBITDA (Non-GAAP)	(138,718)	24,794

Normalization adjustments
Direct COVID related costs	9,584	23,096
Prior period development	3,670	(12,064)
Unrealized 2020 risk adjustment	7,649	—
Excess (reduced) utilization due to COVID	6,363	(57,723)
Premium deficiency reserve expense (benefit)	27,900	(11,303)
Direct contracting gross loss adjustment	25,539	—
Normalized Adjusted EBITDA (Non-GAAP)(2)	$(58,013)	$(33,200)
(1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) In second quarter 2021, the Company updated its calculation of Normalized Adjusted EBITDA (Non-GAAP) to reflect an estimate of the COVID-19 pandemic's impact on the Company's premium revenue. The Company also updated the way it estimates care that was deferred from prior periods due to the COVID-19 pandemic and ultimately realized in the current period, and now also adjusts for premium deficiency reserve expense and Direct Contracting gross profit or loss. Prior period measures have been revised to conform to the current period presentation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING EXPENSES (NON-GAAP) RECONCILIATION
(in thousands) (Unaudited)(1)

	Three Months Ended June 30,
	2021	2020
Salaries and benefits	$62,167	$19,227
General and administrative expenses	45,628	21,468
Total Salaries and benefits plus General and administrative expenses	107,795	40,695
Adjustments
Stock-based compensation expense	(43,026)	(1,471)
Adjusted Operating Expenses (Non-GAAP)	$64,769	$39,224
(1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
NORMALIZED MA MCR (NON-GAAP) RECONCILIATION
(Unaudited)(1)

	Three Months Ended June 30,
	2021	2020
GAAP MA MCR	111.0%	70.1%
Adjustments
Direct COVID related costs	(4.9)	(13.6)
Prior period development	(2.0)	7.1
Unrealized 2020 risk adjustment	(3.8)	—
Excess (reduced) utilization due to COVID	(3.3)	33.9
Normalized MA MCR (Non-GAAP)(2)	97.0%	97.5%
(1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) In second quarter 2021, the Company updated its calculation of Normalized MCR (Non-GAAP) to reflect an estimate of the COVID-19 pandemic's impact on the Company's premium revenue. The Company also updated the way it estimates care that was deferred from prior periods due to the COVID-19 pandemic and ultimately realized in the current period. Prior period measures have been revised to conform to the current period presentation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
NORMALIZED MA MCR (NON-GAAP) RECONCILIATION
(Unaudited)(1)

Three Months Ended March 31, 2021
GAAP MA MCR	107.6%
Adjustments
Direct COVID related costs	(14.2)
Prior period development	(2.3)
Unrealized 2020 risk adjustment	(3.6)
Reduced utilization due to COVID	4.2
Normalized MA MCR (Non-GAAP)(2)	91.7%
(1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) In second quarter 2021, the Company updated its calculation of Normalized MCR (Non-GAAP) to reflect an estimate of the COVID-19 pandemic's impact on the Company's premium revenue. The Company also updated the way it estimates care that was deferred from prior periods due to the COVID-19 pandemic and ultimately realized in the current period. Prior period measures have been revised to conform to the current period presentation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
NORMALIZED MA MCR (NON-GAAP) RECONCILIATION
(Unaudited)(1)

Six Months Ended June 30, 2021
GAAP MA MCR	109.2%
Adjustments
Direct COVID related costs	(9.6)
Prior period development	(2.0)
Unrealized 2020 risk adjustment	(3.7)
Reduced utilization due to COVID	0.5
Normalized MA MCR (Non-GAAP)(2)	94.4%
(1) This section includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) In second quarter 2021, the Company updated its calculation of Normalized MCR (Non-GAAP) to reflect an estimate of the COVID-19 pandemic's impact on the Company's premium revenue. The Company also updated the way it estimates care that was deferred from prior periods due to the COVID-19 pandemic and ultimately realized in the current period. Prior period measures have been revised to conform to the current period presentation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
Appendix A
Explanation of Non-GAAP Financial Measures and Other Items
Non-GAAP Adjustments
We believe it is useful to investors for our presentation within this document on a non-GAAP basis to exclude the below items. In particular, we believe that the exclusion of these amounts provides useful measures for period-to-period comparisons of our business. These key measures are used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans.
Amortization of notes and securities discount - We report non-convertible notes and convertible securities at carrying value, net of discount. We account for convertible securities in accordance with accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.
Change in fair value of warrants payable - The fair value of warrant liabilities is estimated using a valuation method based on the level of instrument, where the values of various instruments where the values of various instruments are estimated based on an analysis of future values, assuming various future outcomes.
Depreciation and Amortization - Depreciation and amortization consists of all depreciation and amortization expenses associated with our property and equipment. Depreciation includes expenses associated with property and equipment. Amortization includes expenses associated with leasehold improvements.
Delay in Recognizing Recoveries – As a result of implementation delays, we have been unable to accrue for the full amount of expected recoveries related to improper claims payments. We believe that we will ultimately recover these payments and have excluded the impact of the delay from our calculation of the H1 2021 Illustrative Long-Term Pro Forma MA MCR (Non-GAAP) chart provided in the press release.
Direct COVID related costs – This consists of our estimate of costs associated with COVID-19 related care and testing.
Excess (Reduced) Utilization due to COVID – This consists of (1) our estimate of non-COVID-19 related services that were deferred in prior periods and ultimately realized in the current period, and (2) our estimate of utilization related to conditions that were exacerbated by a lack of diagnoses and treatment in prior periods due to the pandemic, for which we have incurred higher cost of treatment in the current period. The estimated cost of these services in the current period is excluded from our Normalized MA MCR (Non-GAAP).
Premium deficiency reserve expense (benefit) – This consists of a reserve established to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums. We assess the profitability of our contracts with CMS to identify those contracts where current operating results or forecasts indicate probable future losses. Premium deficiency reserve expense (benefit) is recognized in the period in which the losses are identified.

Direct contracting gross loss adjustment – This consists of the elimination of gross loss recognized for the Direct Contracting segment during the current period. We do not yet have sufficient claims data to provide a normalized result for this segment and therefore have excluded this amount in the current period for purposes of calculating Normalized Adjusted EBITDA (Non-GAAP).
Gain on Derivative - This consists of values determined after we have evaluated the embedded features of our convertible securities by applying derivative accounting guidance. Derivatives embedded within non-derivative instruments, such as convertible securities, are bifurcated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument.

Interest Expense - Interest expense consists mostly of interest expense associated with previously outstanding non-convertible notes under our term loan facility. All remaining principal and interest has been voluntarily paid and the facility has been terminated as of June 29, 2021.
Prior Period Development – This consists of our estimate of adjustments in the current period which relate to prior period dates of service. We exclude these amounts from Normalized MA MCR to isolate our estimate of current period performance.
Pro Forma for Stars Adjustment – This consists of our estimate of the impact to GAAP MA MCR for a higher Star plan rating. Currently, Clover has a 3 Star plan rating. In the H1 2021 Illustrative Long-Term Pro Forma MA MCR (Non-GAAP) chart provided in the press release, we have presented the pro forma impact of this estimate for illustrative purposes and note that Clover may choose to use incremental revenue related to Stars improvement to drive more benefits for members.
Stock Based Compensation Expense - This consists of expenses for stock-based payment awards granted to employees and non-employees.
UM (Utilization Management) Process Changes – This consists of our estimate of the impact of process deterioration in our utilization management program during the first and second quarter of 2021. As of June 2021, the issues that caused the deterioration have been identified and resolved. Therefore, we have excluded the impact of the process deterioration from our H1 2021 Illustrative Long-Term Pro Forma MA MCR (Non-GAAP) chart provided in the press release.
Unrealized 2020 Risk Adjustment – This consists of our estimate of COVID-19’s impact on member risk scores in 2021. Reduced utilization in 2020 due to COVID-19 resulted in fewer diagnoses being made and fewer chronic conditions being treated, which had a negative impact on member risk scores and premium revenue in 2021.
Non-GAAP Definitions
Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, depreciation and amortization, change in fair value of warrants payable, (gain) loss on derivative, and stock-based compensation expense. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.
Adjusted Operating Expenses - A non-GAAP financial measure defined by us as Salaries and benefits plus General and administrative expenses less Stock-based compensation expense. We believe that Adjusted Operating Expenses provides management, investors and others a useful view of our operating spend as it excludes non-cash, stock-based compensation. We believe that Adjusted Operating Expenses as a Percentage of Revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.
Normalized Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discounts, depreciation and amortization, change in fair value of warrants payable, (gain) on derivative, stock-based compensation expense, direct COVID related costs, prior period development, unrealized 2020 risk adjustment, Excess (reduced) utilization due to COVID, premium deficiency reserve expense or benefit, and Direct Contracting gross profit or loss. We believe that Normalized Adjusted EBITDA is a helpful measure for our management team, investors and others to assess the Company’s financial performance and operations without the temporary distortion caused by the COVID pandemic.

Normalized MA MCR - A non-GAAP financial measure that excludes from MA MCR (as defined below) the impact of COVID-19 on medical costs and premium revenue and adjusts for the estimate of prior period divergence from estimates. The impact of COVID-19 on medical costs consists of direct COVID related costs, prior period development, unrealized 2020 risk adjustment, and Excess (reduced) utilization due to COVID, and the impact on premium revenue consists of estimates of COVID-19’s impact on member risk scores. We believe that this metric, which is used by our management team in the operation of the business, is helpful to investors and others in assessing the Company’s financial performance and operations without the temporary distortion caused by the COVID pandemic.
Definitions of Other Items
Lives under Clover Assistant Management - Medicare Advantage members and Original Medicare beneficiaries attributed to CA physicians or practices live on the Clover Assistant on or before June 30, 2021. We believe that Lives under Clover Assistant Management is a useful measure of the size of the beneficiary population for whom we believe we have the potential to enhance healthcare delivery, reduce expenditures, and improve care.
Lives under Clover Management - Consists of our (i) Medicare Advantage members and (ii) Original Medicare beneficiaries aligned to the Company’s Direct Contracting Entity (DCE) via attribution to a DCE-participating provider through alignment based on claims data or by beneficiary election through voluntarily alignment, in connection with the Centers for Medicare & Medicaid Services’ Global and Professional Direct Contracting Model. We believe that lives under management is a useful measure of the size of the beneficiary population managed by the Company.
MA Medical Care Ratio, Gross and Net - We calculate our MA medical care ratio (MCR) by dividing total net medical claim expenses incurred by premiums earned, in each case on a gross or net basis, as the case may be, in a given period. We believe our MCR is an indicator of our gross profit for our Medicare Advantage plans and the ability of our Clover Assistant platform to capture and analyze data over time to generate actionable insights for returning members to improve care and reduce medical expenses.
Revenue under Clover Assistant Management - Annualized revenues related to Medicare Advantage members and Original Medicare beneficiaries attributed to CA physicians or practices live on the Clover Assistant on or before June 30, 2021. We believe that Revenue under Clover Assistant Management is a useful measure of the market opportunity related to our flagship software platform as well as the size of the expenditures that we believe the Clover Assistant has the potential to reduce.